Exhibit 4.4

                                                                      [Gwinnett]


                   DEED TO SECURE DEBT MODIFICATION AGREEMENT


                  DEED TO SECURE DEBT MODIFICATION AGREEMENT (this "Agreement") made this 8th day of May, 2000, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Mortgagee"), and APPLE SUITES, INC., a Virginia corporation ("Fee Owner"), APPLE SUITES MANAGEMENT, INC., a Virginia corporation ("Lessee"; together with Fee Owner, collectively, "Mortgagor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219.

                              Preliminary Statement

                  Mortgagee is the lawful owner and holder of the obligations secured by the Fee and Leasehold Deed To Secure Debt dated December 22, 1999, from Mortgagor to Mortgagee, recorded in the Records of Gwinnett County, Georgia in Deed Book ______, Page ______ (the "Deed To Secure Debt"). The Deed To Secure Debt secures a $4,384,500 note of Fee Owner dated December 22, 1999 (the
"Original Note"), which evidences a purchase money loan (the "Loan") in the amount of $4,384,500 from Mortgagee to Fee Owner.

                  Pursuant to the Agreement of Sale (as defined in the Deed to Secure Debt), Fee Owner is to acquire certain additional premises described therein and in connection therewith, Fee Owner will borrow $11,616,750 from Mortgagee and has executed and delivered to Mortgagee its note, dated the date hereof, obligating it to pay the sum of $11,616,750 (the "New Note"), with interest thereon as therein provided and with final payment being due on April 28, 2001. The New Note by this reference is made a part hereof and of the Deed To Secure Debt.

                  In consideration of such additional loan by Mortgagee to Fee Owner, Mortgagee and Mortgagor have agreed to modify the Deed To Secure Debt to secure the New Note and thereby increase the amount secured by the Deed To Secure Debt, all in the manner hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. The Deed To Secure Debt is modified as follows: The term "Note" shall mean, collectively, the Original Note and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the term "Mortgage Amount" shall mean the sum of Sixteen Million One Thousand Two Hundred Fifty and 00/100 Dollars ($16,001,250). Accordingly, the Deed To Secure Debt shall secure the amount of $16,001,250.

                  2. Mortgagor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed To Secure Debt, as modified hereby, including, without limitation, its obligation for the payment of the Note.

                  3. Except as modified in the manner set forth above, the Deed To Secure Debt shall remain unmodified and in full force and effect.

                  4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                           PROMUS HOTELS, INC.,
Attest:                                    a Delaware corporation


                                           By  /s/  Stevan D. Porter     [SEAL]
----------------------------               ------------------------------
Name:                                          Stevan D. Porter
                                               Executive Vice President

Signed, sealed and delivered this
4th day of May,
2000 in the presence of:

----------------------------
Unofficial Witness

Subscribed and sworn to before me this 4th day of May, 2000

 /s/  David Marote
-----------------------------
Notary Public
                          ----------------------------
[Notarial Seal]                  DAVID MAROTE
[Notarial Stamp]                COMM. #1192700
                            NOTARY PUBLIC-CALIFORNIA
                               LOS ANGELES COUNTY
                             COMM. EXP. AUG. 8, 2002
                          -----------------------------

                                    APPLE SUITES, INC.,
Attest:                             a Virginia corporation


  /s/  S. J. Olander, Jr.           By  /s/  Glade M. Knight              [SEAL]
--------------------------------        ----------------------------------
Name:                                    Name:   Glade M. Knight
                                         Title:  Chairman of the Board
                                                 and President

Signed, sealed and delivered this
2nd day of May,
2000 in the presence of:

  /s/  Gus G. Remppies
---------------------------------
Unofficial Witness

/s/  Jacquelyn B. Owens
---------------------------------
Notary Public

[Notarial Seal]
[Notarial Stamp]

                                        APPLE SUITES MANAGEMENT, INC.,
Attest:                                 a Virginia corporation


  /s/  S. J. Olander, Jr.               By  /s/  Glade M. Knight         [SEAL]
----------------------------------          -----------------------------
Name:                                       Name:  Glade M. Knight
                                            Title: Chairman, Chief Executive
                                                   Officer and President

Signed, sealed and delivered this
2nd day of May,
2000 in the presence of:

  /s/  Gus G. Remppies
----------------------------------
Unofficial Witness

  /s/  Jacquelyn B. Owens
----------------------------------
Notary Public

[Notarial Seal]
[Notarial Stamp]